Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
RXi Pharmaceuticals Corporation
Worcester, Massachusetts
We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated April 15, 2008, relating to the financial statements of the predecessor carve-out entity to RXi Pharmaceuticals Corporation and the financial statements of RXi Pharmaceuticals Corporation which are contained in that Prospectus.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
/s/ BDO Seidman, LLP
Boston, Massachusetts
July 24, 2008